Exhibit 5.2

[On letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 22, 2021

Prospect Capital Corporation 10 East 40th Street, 42nd Floor New York, NY 10016

Re: Prospect Capital Corporation
Registration Statement on Form N-2
Ladies and Gentlemen:
We have acted as special New York counsel to Prospect Capital Corporation, a Maryland corporation (the “Company”), in connection with the public offering of $325,000,000 aggregate principal amount of the Company’s 3.706% Notes due 2026 (the “Notes”). The Notes are to be issued under the Indenture, dated as of February 16, 2012 (the “Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Original Trustee”), as amended by the Agreement of Resignation, Appointment and Acceptance, dated as of March 12, 2012, by and among the Company, the Original Trustee and U.S. Bank National Association, as trustee (the “Agreement of Resignation, Appointment and Acceptance”), as supplemented by the Supplemental Indenture, dated as of January 22, 2021 (the “Supplemental Indenture”).
This opinion is being furnished in accordance with the requirements of sub paragraph (l) of Item 25.2 of Part C of Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”).
In rendering the opinion stated herein, we have examined and relied upon the following:
a.the registration statement on Form N-2 (File No. 333-236415) of the Company relating to debt securities and other securities of the Company filed with the Commission on February 13, 2020 under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and Post-Effective Amendments No. 1 through No. 41 thereto, including the Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);
b.the prospectus, dated February 13, 2020 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement and in the form filed with the Commission pursuant to Rule 497(c) of the Rules and Regulations;

c.the preliminary prospectus supplement, dated January 14, 2021, relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b)(2) of the Rules and Regulations (together with the Base Prospectus, the “Preliminary Prospectus”);
d.the final prospectus supplement, dated January 14, 2021 (the “Final Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Notes, in the form filed with the Commission pursuant to Rule 424(b)(2) of the Rules and Regulations;
e.an executed copy of the Underwriting Agreement, dated January 14, 2021 (the “Underwriting Agreement”), by and among Barclays Capital Inc., RBC Capital Markets, LLC and Goldman Sachs & Co. LLC as representatives of the several Underwriters named therein (the “Underwriters”), the Company, Prospect Capital Management L.P. and Prospect Administration LLC, relating to the sale by the Company to the Underwriters of the Notes;
f.the documents described on Schedule I hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus (collectively, the “Incorporated Documents”);
g.an executed copy of the Indenture;
h.an executed copy of the Supplemental Indenture;
i.the global certificate evidencing the Notes registered in the name of Cede & Co. (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery; and
j.an executed copy of a certificate of Kristin L. Van Dask, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”).
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary's Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (“Opined-on Law”).
As used herein, “Transaction Documents” means the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Note Certificate.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Note Certificate, when duly executed and delivered by duly authorized officers of the Company and when duly authenticated by the Trustee and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, the Indenture and the Supplemental Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.
The opinion stated herein is subject to the following qualifications:
a.we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinion stated herein is limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
b.we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;
c.we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
d.we do not express any opinion with respect to any securities, antifraud, consumer credit, debt collection, privacy, derivatives or commodities laws, rules or regulations, Regulations T, U or X of the Board of Governors of the Federal Reserve System or laws, rules or regulations relating to national security;
e.except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;
f.the opinion stated herein is limited to the agreements and documents specifically identified in the opinion contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto);

g.we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;
h.we do not express any opinion with respect to the enforceability of Section 1.13 of the Indenture to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;
i.we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document; and
j.to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.
In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:
1.the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;
2.the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;
3.each of the Transaction Documents had been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;
4.any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment; further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

5.the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;
6.neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes: (i) conflicted or will conflict with the Articles of Amendment and Restatement of the Company or by-laws of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments which are listed in Item 25.2 of Part C of the Registration Statement or the Company's Annual Report on Form 10-K), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);
7.(i) the Indenture constitutes the valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms immediately prior to the effectiveness of the Supplemental Indenture and (ii) subsequent to the effectiveness of the Indenture and immediately prior to the effectiveness of the Supplemental Indenture, the Indenture has not been amended, restated, supplemented or otherwise modified in any way that affects or relates to the Notes; and
8.neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom
LLP

MKH

Schedule I

1.The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the Commission on August 26, 2020
2.The Financial Highlights in Note 16 to the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed with the Commission on September 11, 2015
3.The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 filed with the Commission on November 9, 2020
4.The Company’s Current Reports on Form 8-K filed with the Commission on July 23, 2020, August 5, 2020, September 3, 2020, October 19, 2020, November 4, 2020, November 17, 2020, December 16, 2020 (two filings) and December 28, 2020
5.The Company’s definitive Proxy Statement on Schedule 14A filed with the Commission on September 28, 2020
6.The description of the Company’s 5.50% Series A1 Preferred Stock, 5.50% Series M1 Preferred Stock and 5.50% Series M2 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the Commission on September 8, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby
7.The description of the Company’s 5.50% Series AA1 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the Commission on November 27, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby
8. The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-50691) filed with the Commission on April 16, 2004, as updated by Exhibit 4.914 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the Commission on August 26, 2020 and including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby